Exhibit 10.30

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

OIL, GAS AND MINERAL LEASE

THIS AGREEMENT made this 22nd day of MARCH, 2004, between Thomas Pate Worsham, Lessor (whether one or more), whose address is, 1416 Brandy Circle, Sulphur Springs , Texas 75482 and ENERGYTEC, INC. 14785 Preston Road, Suite 550, Dallas Texas 75240, Lessee, WITNESSETH:

1. Lessor in consideration of Ten Dollars and Other Good and Valuable Consideration ($10.00 and OGVC), in hand paid, of the royalties herein provided, and of the agreements of Lessee herein contained, hereby grants, leases and lets exclusively unto Lessee for the purpose of investigating, exploring, prospecting, drilling and mining for and producing oil, gas and all other minerals, conducting exploration, geologic, and geophysical surveys by seismograph, core test, gravity and magnetic methods, injecting gas, water and other fluids, and air into subsurface strata, laying pipe lines, building roads, tanks, power stations, telephone lines and other structures thereon and on, over and across lands owned or claimed by Lessor adjacent and contiguous thereto, to produce, save, take care of, treat, transport and own said products, and housing its employees, the following described land in RAINS COUNTY, TEXAS, to-wit:

47.28 acres of land, more or less, a part of the Bonifacio De O’Sinea Survey, A-175, Rains County, Texas, and being the same land described in that certain deed dated May 27, 1927 from A.D. Mading to North Caentral Oil Company, recorded in volume 54, page 3 of the Deed Records of Rains County, Texas.

In addition to the property described herein, this lease also covers and includes (as specifically described herein) all lands owned or claimed by Lessor which are included in any right-of-way, easements, streams, creeks, lakes, bayous, strips, gaps, or gores lying within the boundaries of the herein described land and the boundaries of the surrounding lands including but not limited to all riparian rights and accretions therein.

2. This is a paid up lease and subject to the other provisions herein contained, this lease shall be for a term of 2 (two) years from this date (called primary term) and as long thereafter as oil, gas or other mineral is produced from said land or land with which said land is pooled hereunder.

3. As royalty, lessee covenants and agrees: (a) to deliver to the credit of lessor, in the pipelines to which lessee may connect its wells, the equal one -fourth part of all oil produced and saved by lessee from said land, or from time to time, at the option of lessee, to pay lessor the average posted market price of such one -fourth part of such oil at the wells as of the day it is run to the pipe line or storage tanks, lessor’s interest, in either case, to bear one -fourth of the cost of treating oil to render it marketable pipe line oil; (b) to pay lessor for gas and casinghead gas produced from said land (1) when sold by lessee, one -fourth of the amount realized by lessee, computed at the mouth of the well, or (2) when used by lessee off said land or in the manufacture of gasoline or other products, one -fourth of the amount realized from the sale of gasoline or other products extracted therefrom and one -fourth of the amount realized from the sale of residue gas after deducting the amount used for plant fuel and/or compression; (c) To pay lessor on all other minerals mined and marketed or utilized by lessee from said land, one-tenth either in kind or value at the well or mine at lessee’s election, except that on sulphur mined and marketed the royalty shall be one dollar ($1.00) per long ton. If, at the expiration of the primary term or at any time or times thereafter, there is any well on said land or on lands with which said land or any portion thereof has been pooled, capable of producing oil or gas, and all such wells are shut-in, this lease shall, nevertheless, continue in force as though operations were being conducted on said land for so long as said wells are shut-in, and thereafter this lease may be continued in force as if no shut-in had occurred. Lessee covenants and agrees to use reasonable diligence to produce, utilize, or market the minerals capable of being produced from said wells, but in the exercise of such diligence, lessee shall not be obligated to install or furnish facilities other than well facilities and ordinary lease facilities of flow lines, separator, and lease tank, and shall not be required to settle labor trouble or to market gas upon terms unacceptable to lessee. If, at any time or times after the expiration of the primary term, all such wells are shut-in for a period of ninety consecutive days, and during such time there are no operations on said land, then at or before the expiration of said ninety day period, lessee shall pay or tender, by check or draft of lessee, as royalty, a sum equal to one dollar ($1.00) for each acre of land then covered hereby. Lessee shall make like payments or tenders at or before the end of each anniversary of the expiration of said ninety day period if upon such anniversary this lease is being continued in force solely by reason of the provisions of this paragraph. Each such payment or tender shall be made to the parties who at the time of payment would be entitled to receive the royalties which would be paid under this lease if the wells were producing, and may be deposited in the (at request of Lessor send to address shown above), which shall continue as the depositories, regardless of changes in the ownership of shut-in royalty. If at any time that lessee pays or tenders shut-in royally, two or more parties are, or claim to be, entitled to receive same, lessee may, in lieu of any other method of payment herein provided, pay or tender shut-in royalty, in the manner above specified, either jointly to such parties or separately to each in accordance with their respective ownerships thereof, as lessee may elect. Any payment hereunder may be made by check or draft of lessee deposited in the mail or delivered to the party entitled to receive payment or to a depository bank provided for above on or before the last date for payment. Nothing herein shall impair lessee’s right to release as provided in paragraph 5 hereof. In the event of assignment of this lease in whole or in part, liability for payment hereunder shall rest exclusively on the then owners of this lease, severally as to acreage owned by each.

4. Lessee, at its option, is hereby given the right and power to pool or combine the acreage covered by this lease or any portion thereof as to oil and gas, or either of them, with any other land covered by this lease, and/or with any other land, lease or leases in the immediate vicinity thereof to the extent hereinafter stipulated, when in Lessee’s judgment it is necessary or advisable to do so in order properly to explore, or to develop and operate said leased premises in compliance with the spacing rules of the Railroad Commission of Texas, or other lawful authority, or when to do so would, in the judgment of Lessee, promote the conservation of oil and gas in and under and that may be produced from said premises. Units pooled for oil hereunder shall not substantially exceed 40 acres each in area, and units pooled for gas hereunder shall not substantially exceed in area 640 acres each plus a tolerance of ten percent (10%) thereof, provided that should governmental authority having jurisdiction prescribe or permit the creation of units lager than those specified, for the drilling or operation of a well at a regular location or for obtaining maximum allowable from any well to be drilled, drilling or already drilled, units thereafter created may conform substantially in size with those prescribed or permitted by governmental regulations. Lessee under the provisions hereof may pool or combine acreage covered by this lease or any portion as above provided as to oil in any one or more strata and as to gas in any one or more strata. The units formed by pooling as to any stratum or strata need not conform in size or area with the unit or units into which the lease is pooled or combined as to any other stratum or strata, and oil units need not conform as to area with gas units. The pooling in one or more instances shall not exhaust the rights of the Lessee hereunder to pool this lease or portions thereof into other units. Lessee shall file for record in the appropriate records of the county in which the leased premises are situated an instrument describing and designating the pooled acreage as a pooled unit; and upon such recordation the unit shall he effective as to all parties hereto, their heirs, successors, and assigns, irrespective of whether or not the unit is likewise effective as to all other owners of surface, mineral, royalty, or other rights in land included in such unit. Lessee may at its election exercise its pooling option before or after commencing operations for or completing an oil or gas well on the leased premises, and the pooled unit may include, but it is not required to include, land or leases upon which a well capable of producing oil or gas in paying quantities has theretofore been completed or upon which operations for the drilling of a well for oil or gas have theretofore been commenced. In the event of operations for drilling on or production of oil or gas from any part of a pooled unit which includes all or a portion of the land covered by this lease, regardless of whether such operations for drilling were commenced or such production was secured before or after the execution of this instrument or the instrument designating the pooled unit, such operations shall be considered as operations for drilling on or production of oil or gas from land covered by this lease whether or not the well or wells be located on the premises covered by this lease and in such event operations for drilling shall be deemed to have been commenced on said land within the meaning of paragraph 5 of this lease; and the entire acreage constituting such unit or units, as to oil and gas, or either of them, as herein provided, shall be treated for all purposes, except the payment of royalties on production from the pooled unit, as if the same were included in this lease. For the purpose of computing the royalties to which owners of royalties and payments out of production and each of them shall be entitled on production of oil and gas, or either of them, from the pooled unit, there shall be allocated to the land covered by this lease and included in said unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) a pro rata portion of the oil and gas, or either of them, produced from the pooled unit after deducting that used for operations on the pooled unit. Such allocation shall be on an acreage basis-that is to say, there shall be allocated to the acreage covered by this lease and included in the pooled unit (or to each separate tract within the unit if this lease covers separate tracts within the unit) that pro rata portion of the oil and gas, or either of them, produced from the pooled unit which the number of surface acres covered by this lease (or in each such separate tract) and included in the pooled unit bears to the total number of surface acres included in the pooled unit. Royalties hereunder shall be computed on the portion of such production, whether it is oil and gas, or either of them, so allocated to the land covered by this lease and included in the unit just as though such production were from such land. The production from an oil well will be considered as production from the lease or oil pooled unit from which it is producing and not as production from a gas pooled unit; and production from a gas well will be considered as production from the lease or gas pooled unit from which it is producing and not from an oil pooled unit. The formation of any unit hereunder shall not have the effect of changing the ownership of any shut-in production royalty which may become payable under this lease. If this lease now or hereafter covers separate tracts, no pooling or unitization of royalty interest as between any such separate tracts is intended or shall be implied or result merely from the inclusion of such separate tracts within this lease but Lessee shall nevertheless have the right to pool as provided above with consequent allocation of production as above provided. As used in this paragraph 4, the words “separate tract” mean any tract with royalty ownership differing, now or hereafter, either as to parties or amounts, from that as to any other part of the leased premises.

5. If at the expiration of the primary term, oil, gas, or other mineral is not being produced on said land, or from the land pooled therewith, but Lessee is then engaged in drilling or reworking operations thereon, or shall have completed a dry hole thereon within 90 days prior to the end of the primary term, the lease shall remain in force so long as operations on said well or for drilling or reworking of any additional well are prosecuted with no cessation of more than 90 consecutive days, and if they result in the production of oil, gas or other mineral, so long thereafter as oil, gas, or other mineral is produced from said land, or from land pooled therewith. If, after the expiration of the primary term of this lease and after oil, gas, or other mineral is produced from said land, or from land pooled therewith, the production thereof should cease from any cause, this lease shall not terminate if Lessee commences operations for drilling or reworking within 90 days after the cessation of such production, but shall remain in force and effect so long as such operations are prosecuted with no cessation of more than 90 consecutive days, and if they result in the production of oil, gas, or other mineral, so long thereafter as oil, gas, or other mineral is produced from said land, or from land pooled therewith. Any pooled unit designated by Lessee in accordance with the terms hereof, may be dissolved by Lessee by instrument filed for record in the appropriate records of the county in which the leased premises are situated at any time after the completion of a dry hole or the cessation of production on said unit. In the event a well or wells producing oil or gas in paying quantities should be brought in on adjacent land and within 330 feet of and draining the leased premises, or land pooled therewith, Lessee agrees to drill such offset well or wells as a reasonably prudent operator would drill under the same or similar circumstances. Lessee may it at any time execute and deliver to Lessor or place of record a release or releases covering any portion or portions of the above described premises and thereby surrender this lease as to such portion or portions and be relieved of all obligations as to the acreage surrendered.

6. Lessee shall have the right at any time during or after the expiration of this lease to remove all property and fixtures placed by Lessee on said land, including the right to draw and remove all casing. When required by Lessor, Lessee will bury all pipe lines below ordinary plow depth, and no well shall be drilled within two hundred (200) feet of any residence or barn now on said land without Lessor’s consent.

7. The rights of either party hereunder may be assigned in whole or in part, and the provisions hereof shall extend to their heirs, successors and assigns; but no change or division in ownership of the land, or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee; and no change or division in such ownership shall be binding on Lessee until thirty (30) days after Lessee shall have been furnished by registered U.S. mail at Lessee’s principal place of business with a certified copy of recorded instrument or instruments evidencing same. In the event of assignment hereof in whole or in part, liability for breach of any obligation hereunder shall rest exclusively upon the owner of this lease or of a portion thereof who commits such breach. If six or more parties become entitled to royalty hereunder, Lessee may withhold payment thereof unless and until furnished with a recordable instrument executed by all such parties designating an agent to receive payment for all.

8. The breach by Lessee of any obligation arising hereunder shall not work a forfeiture or termination of this lease nor cause a termination or reversion of the estate created hereby nor be grounds for cancellation hereof in whole or in part. No obligation reasonably to develop the leased premises shall arise during the primary term. Should oil, gas or other mineral in paying quantities be discovered on said premises, then after the expiration of the primary term, Lessee shall develop the acreage retained hereunder as a reasonably prudent operator, but in discharging this obligation it shall in no event be required to drill more than one well per forty (40) acres of the area retained hereunder and capable of producing oil in paying quantities and one well per 640 acres plus an acreage tolerance not to exceed 10% of 640 acres of the area retained hereunder and capable of producing gas or other mineral in paying quantities. If after the expiration of the primary term, Lessor considers that operations are not at any time being conducted in compliance with this lease, Lessor shall notify Lessee in writing of the facts relied upon as constituting a breach hereof, and Lessee, if in default, shall have sixty days after receipt of such notice in which to commence the compliance with the obligations imposed by virtue of this instrument.

9. Lessor hereby warrants and agrees to defend the title to said land by through and under Lessor only and agrees that Lessee at its option may discharge any tax, mortgage or other lien upon said land, either in whole or in part, and in event Lessee does so, it shall be subrogated to such lien with right to enforce same and apply royalties accruing hereunder toward satisfying same. Without impairment of Lessee’s rights under the warranty in event of failure of title, it is agreed that if this lease covers a less interest in the oil, gas, sulphur, or other minerals in all or any part of said land then the entire and undivided fee simple estate (whether Lessor’s interest is herein specified or not), or no interest therein, then the royalties, and other monies accruing from any part as to which this lease covers less than such full interest, shall be paid only in the proportion which the interest therein, if any, covered by this lease, bears to the whole and undivided fee simple estate therein. All royalty interest covered by this lease (whether or not owned by Lessor) shall be paid out of the royalty herein provided. Should any one or more of the parties named above as Lessor’s fail to execute this lease, it shall nevertheless be binding upon the party or parties executing the same.

10. Should Lessee be prevented from complying with any express or implied covenant of this lease, from conducting drilling or reworking operations thereon or from producing any oil, gas or other minerals therefrom by reason of scarcity of or inability to obtain or to use equipment or material, or by operation of force majeure, and Federal or state law or any order, rule or regulation of governmental authority, then while so prevented, Lessee’s obligation to comply with such covenant shall be suspended, and Lessee shall not be liable in damages for failure to comply therewith; and this lease shall be extended while and so long as Lessee is prevented by any such cause from conducting drilling or reworking operations on or from producing oil or gas from the lease premises; and the time while Lessee is so prevented shall not be counted against Lessee, anything in this lease to the contrary notwithstanding.

11. Notwithstanding any provision contained in this lease to the contrary, it is understood that at the expiration of the primary term hereof or at any time thereafter, if a portion of the leased premises is pooled or unitized with other land so as to form a pooled unit or units, then operations on or production from such unit or units, will maintain this lease in force only as to the land included in such unit or units. This lease, as to the land not included in such unit or units, may be maintained in force and effect by drilling or reworking operations on such acreage or production therefrom, in accordance with the terms and provisions of this lease.

IN WITNESS WHEREOF, this instrument is executed on the date first above written.

/s/ Thomas Pate Worsham	###-##-####
THOMAS PATE WORSHAM

STATE OF TEXAS	§
§
COUNTY OF HOPKINS	§

This instrument was acknowledged before me on the 29th day of March, 2004, by THOMAS PATE WORSHAM

/s/ Jackie Blount
Notary public in and for the State Of Texas.

Notary’s name (printed): Jackie Blount

Notary’s commission expires: 3.22-07

AFTER RECORDING RETURN TO:

G & H ASSOCIATES, INC.

P. O. BOX 7931

TYLER, TEXAS 75711